EQUITABLE REAL ESTATE HYPERION HIGH
             YIELD COMMERCIAL MORTGAGE FUND, INC. (the "Registrant")
                 Form N-SAR for the period ending July 31, 1998
                            File Number 811-07359




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of September, 1998.




                                                 EQUITABLE REAL ESTATE
                                                 HYPERION HIGH YIELD
                                                 COMMERCIAL MORTGAGE FUND, INC.






                                               By:     /s/Clifford Lai
                                                        Clifford Lai
                                                        President




Witness:   /s/Joe Tropeano
              Joe Tropeano
             Assistant Secretary